EXHIBIT 99.1

 UniPixel Reports Year-End and Fourth Quarter 2015 Financial Results

For Immediate Release

Contact:
Joe Diaz, Robert Blum, Joe Dorame
Lytham Partners, LLC
602-889-9700
unxl@lythampartners.com

Santa Clara, California – March 3, 2016 - UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen and flexible electronics markets, reported financial results for the fourth quarter and full year ended December 31, 2015.

Strategic Highlights for Full Year 2015 included:
•
The Company acquired leading-edge touch sensor technology assets and a manufacturing facility in Colorado Springs, Colorado in April 2015, enabling introduction of newly integrated XTouchTM copper metal wire mesh touchscreen technology.

•	On-time completion of technology transfer to Colorado Springs from an outside vendor to internal production significantly cut basecoat manufacturing costs to expand future margins.
•	Transferred Company’s innovative Diamond Guard hardcoat resin cover glass replacement technology from Texas to Colorado Springs facility.
•	Relocated corporate headquarters to Silicon Valley (Santa Clara, CA).
•	Opened Taiwan sales office and appointed General Manager to help drive business development in Asia.
•	Shipped production orders for the Company’s newly developed XTouch touchscreen technology and shipped production validation units on other initial orders.

 Financial highlights for the Fourth Quarter and Full Year 2015 included:
•	Revenue for the full year totaled $3.8 million compared to $0 in full year 2014. Fourth quarter 2015 revenue was $0.9 million compared to $0 for the fourth quarter of 2014.
•	Completed public offering in the fourth quarter 2015 resulting in gross proceeds to the Company of $8.2 million.
•	Received purchase order from major Japanese PC manufacturer for 10-inch tablet in the fourth quarter 2015.

Subsequent Events:
•	Retired $15.5 million in Senior Secured Convertible Notes in the first quarter of 2016 resulting in the Company no longer having any outstanding debt securities.
•	The Company has been awarded three new orders from three different customers since the beginning of 2016.

Management Discussion:
Jeffrey A. Hawthorne, president and chief executive officer of UniPixel, said, “We made substantial progress during 2015 to position UniPixel as a legitimate competitor in the touchscreen market. Since the April 2015 acquisition of certain technology and manufacturing assets, we have successfully integrated the acquired technology with UniPixel’s manufacturing processes; we have our products under evaluation at leading PC manufacturers in the U.S. and Asia; and we have received purchase orders from new customers. Everything that has been accomplished during 2015 sets the stage for us to have improved operational and financial results in 2016.”

“Our XTouch metal mesh touch sensors are currently being evaluated at a number of technology manufacturers serving the tablet, laptop, printers and industrial markets, as well as potential new customers in the automotive industry,” continued Mr. Hawthorne. “Discussions with device manufacturers and touchscreen integrators indicate to us that the metal mesh technology that we employ in our XTouch sensors continues to gain increasing acceptance as a superior solution to the ITO (indium tin oxide) technology widely in use. Functional proof of concept laptop touch sensors that utilize our XTouch and Diamond Guard technologies to eliminate the need for a cover lens were recently delivered to three major OEMs. We have received positive feedback with indications of the intention to move forward with development plans.”

Mr. Hawthorne concluded, “During the fourth quarter of 2015 and first two months of 2016, we have raised additional capital to fund our operations, completed the retirement of $15.5 million in secured convertible notes and have added new customers. In less than a year as a fully operational sales and manufacturing organization, we have made substantial progress in introducing our technology to a broad cross-section of the technology sector and we believe that our XTouch sensors and Diamond Guard hardcoat will become increasingly sought after in the coming quarters and years. We look forward to aggressively growing our business in 2016 and beyond.”

Full Year 2015 Results:
For the year ended December 31, 2015 revenues were $3.8 million compared to $0 for the year ended December 31, 2014. Revenues for the fourth quarter and the full year were mainly comprised of sales of XTouch sensors to Tier 1 PC OEM customers.

Cost of revenues for the year ended December 31, 2015 was $12.3 million compared to $0 for the year ended December 31, 2014. Cost of revenue includes certain non-cash charges, including amortization, stock-based compensation and depreciation of equipment as well as other non-cash charges, which totaled $3.4 million for the year ended 2015. Excluding these non-cash charges, adjusted cost of revenues was $8.9 million.

Selling, General and Administrative (“SG&A”) expense was $10.2 million for the year ended December 31, 2015 compared to $11.8 million for the year ended December 31, 2014. SG&A includes certain non-cash charges, including depreciation, stock-based compensation and severance, which totaled $5.1 million for the year ended 2015, and $7.8 million for the year ended 2014. Excluding these non-cash charges, adjusted SG&A was $5.1 million for the year ended 2015, and $4.0 million for the year ended 2014.

Research and Development (“R&D”) expense for the year ended December 31, 2015 was $6.8 million compared to $8.1 million for the year ended December 31, 2014. R&D includes certain non-cash charges, including stock-based compensation, which totaled $1.2 million for the year ended 2015, and $2.1 million for the year ended 2014. Excluding these non-cash charges, adjusted R&D was $5.6 million for the year ended 2015, and $6.0 million for the year ended 2014.

Adjusted EBITDA, a non-GAAP metric (see Table A), for the year ended 2015 was $(15.8) million compared to Adjusted EBITDA of $(12.3) million for the year ended 2014.

Net loss was $(36.3) million, or $(2.19) per basic and diluted share for the year ended December 31, 2015, as compared to a net loss of $(25.7) million, or $(2.08) per basic and diluted share for the year ended December 31, 2014.

Fourth Quarter 2015 Results:
For the three months ended December 31, 2015 revenues were $0.9 million compared to $0 for the three months ended December 31, 2014.

Cost of revenues was $4.2 million for the three months ended December 31, 2015 and $0 for the three months ended December 31, 2015 as the Company incurred startup costs and under-utilized fixed overhead costs at its Colorado Springs production facility, which the Company expects in the initial manufacturing phase. Cost of revenue includes certain non-cash charges, including amortization, stock-based compensation and depreciation of equipment as well as other non-cash charges, which totaled $1.2 million during the fourth quarter of 2015. Excluding these non-cash charges, adjusted cost of revenues was $3.0 million.

SG&A expense was approximately $1.8 million for the three months ended December 31, 2015 compared to $2.9 million for the three months ended December 31, 2015 as the Company transitioned from a pre-production stage company to a manufacturing and commercial sales organization.  SG&A includes certain non-cash charges, including depreciation, stock-based compensation and severance, which totaled $0.5 million during the fourth quarter of 2015, and $2.0 million in the fourth quarter of 2014. Excluding these non-cash charges, adjusted SG&A was $1.3 million during the fourth quarter of 2015, and $0.9 million during the fourth quarter of 2014.

Research and development (“R&D”) expense during the three months ended December 31, 2015 was $1.1 million compared to $2.7 million for the three months ended December 31, 2014. R&D includes certain non-cash charges, including stock-based compensation, which totaled $0.2 million during the fourth quarter of 2015, and $0.5 million in the fourth quarter of 2014. Excluding these non-cash charges, adjusted R&D was $0.9 million during the fourth quarter of 2015, and $2.2 million during the fourth quarter of 2014.

Adjusted EBITDA, a non-GAAP metric (see Table A), for the fourth quarter of fiscal 2015 was $(4.4) million compared to Adjusted EBITDA of $(3.0) million in the fourth quarter of fiscal 2014.

Net loss was $(4.8) million, or $(0.23) per basic and diluted share for the three months ended December 31, 2015, as compared to a net loss of $(7.8) million, or $(0.63) per basic and diluted share for the three months ended December 31, 2014.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying table. The Company uses these non-GAAP financial measures internally to analyze its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

The Company uses adjusted EBITDA as a non-GAAP financial measure. The Company defines adjusted EBITDA (loss) to exclude discontinued operations, debt issuance cost amortization, gain on change in warranty liability, accretion of discount on convertible notes, interest expense on convertible note, depreciation, amortization of licenses, non-cash stock-based compensation, restricted stock issuance expense and severance. The Company believes that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating the Company's operating performance because it provides them with an additional tool to compare business performance across companies and across periods. The Company uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, and to evaluate the effectiveness of its business strategies. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. For reconciliation under GAAP to the Non-GAAP adjusted EBITDA see Table A that is included in the tables accompanying this release.

Conference Call
The Company has scheduled a conference call to discuss its financial results for the fourth quarter ended December 31, 2015. The call will be at 4:30 p.m. Eastern Time on Thursday, March 3, 2016.

Participants can access the conference call by dialing (844) 861-5501 or (412) 317-6582 or can listen via a live internet webcast available in the investor section of the Company's website at www.unipixel.com/investors.

A teleconference replay of the call will be available at (877) 344-7529 or (412) 317-0088, confirmation code 10081478, through March 10, 2016. A webcast replay will be available in the investor section of the Company’s website at www.unipixel.com/investors for 90 days.

About UniPixel
UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touch screen and flexible electronics markets. The Company's roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement that UniPixel's integrated technologies are expected to provide enhanced yields at a lower cost, thereby expanding UniPixel's competitiveness in the touch screen market.  Such statements contain words such as "will," and "expect," or the negative thereof or comparable terminology. These statements are based on management's current expectations.  These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. These risks, uncertainties, and other factors include, but are not limited to, the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to compete in our currents markets, the ability to commercialize licensed technology, unexpected occurrences that deter the “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, our ability to attract and retain qualified personnel, our ability to raise additional capital, the ability to move product sales to production levels, the success of product sales in new markets or of recently produced product offerings, the ability to enforce our intellectual property rights and those set forth under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 and other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UniPixel as of the date hereof, and UniPixel assumes no obligation to update any forward-looking statement.

Trademarks in this release are the property of their respective owners

Financial Tables To Follow

Table A

UniPixel, Inc
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net loss	$(4,823)	$(7,801)	$(36,273)	$(25,674)

Discontinued operations	(5,000)	-	3,702	3,535

Debt issuance cost amortization	538	-	1,365	-

Gain on change in warrant liability	(526)	-	(5,517)	-

Accretion of discount on convertible notes	3,488	-	10,659	-

Other income/expense	99	2,271	521	16

Depreciation	278	1,564	3,862	6,098

Amortization	998	-	2,826	-

Stock compensation expense	216	575	1,545	2,419

Restricted stock issuance	367	395	1,428	1,331

Severance	8	-	102	-

Non-GAAP Adjusted EBITDA	$(4,357)	$(2,996)	$(15,780)	$(12,275)

UniPixel, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(unaudited)

	December 31, 2015	December 31, 2014

ASSETS
Current assets
Cash and cash equivalents	$7,618	$23,663
Restricted cash	4,098	—
Account receivable, net	334	—
Inventory	769	—
Debt issuance costs	526	—
Assets held for sale	—	7,609
Prepaid licenses	4,900	—
Prepaid expenses	819	122

Total current assets	19,064	31,394

Property and equipment, net of accumulated depreciation of $4,013 and $10,867, at December 31, 2015 and December 31, 2014, respectively	1,842	3,500
Restricted cash	—	18
Other long-term assets	13
Prepaid licenses, net of current portion	5,629	—

Total assets	$26,548	$34,912

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,150	$281
Accrued liabilities	665	—
Settlement of class action and derivative lawsuits	—	2,275
Convertible notes payable	2,773	—
Derivative liability	491	—
Deferred revenue	—	5,000

Total current liabilities	5,079	7,556

Royalty liability	1,175	—
Long term debt	460	—

Total liabilities	6,714	7,556

Commitments and contingencies	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 32,170,778 shares issued and outstanding at December 31, 2015 and 12,350,715 shares issued and outstanding at December 31, 2014	32	12
Additional paid-in capital	168,243	139,512
Accumulated deficit	(148,441)	(112,168)

Total shareholders’ equity	19,834	27,356

Total liabilities and shareholders’ equity	$26,548	$34,912

UniPixel, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenue	$890	$—	$3,757	$—

Cost of revenues	4,208	—	12,335	—

Gross margin	(3,318)	—	(8,578)	—

Selling, general and administrative expenses	1,786	2,878	10,154	11,754
Research and development	1,120	2,652	6,811	8,126

Operating loss	(6,224)	(5,530)	(25,543)	(19,880)

Other income (expense)
Debt issuance cost amortization expense	(538)	—	(1,365)	—
Gain on change in warrant liability	526	—	5,517	—
Accretion of discount on convertible notes	(3,488)	—	(10,659)	—
Settlement of class action and derivative lawsuits	—	(2,275)	—	(2,275)
Interest income (expense), net	(99)	4	(521)	16
Other income (expense), net	(3,599)	4	(7,028)	(2,259)

Net loss from continuing operations	$(9,823)	$(7,801)	$(32,571)	$(22,139)

Discontinued operations
Gain on discontinued operations	5,000	—	3,907	—
Loss on impairment of property and equipment	—	—	(7,609)	(3,535)
	5,000	—	(3,702)	—

Net loss	$(4,823)	$(7,801)	$(36,273)	$(25,674)

Per share information
Basic
Loss from continuing operations	$(0.47)	$(0.63)	$(1.97)	$(1.80)
Net loss	$(0.23)	$(0.63)	$(2.19)	$(2.08)
Diluted
Loss from continuing operations	$(0.47)	$(0.63)	$(1.97)	$(1.80)
Net loss	$(0.23)	$(0.63)	$(2.19)	$(2.08)

Weighted average number of basic common shares outstanding	20,884,050	12,350,715	16,574,743	12,331,322
Weighted average number of diluted common shares outstanding	20,884,050	12,350,715	16,574,743	12,331,322